PROSPECTUS

Initial Public Offering

                             BRITANNIA CAPITAL CORP.

                         1,000,000 UNITS OF COMMON STOCK

                                  $.05 PER UNIT

     Britannia Capital Corp. is a start-up company organized in the State of Delaware to pursue a business combination.

     We are offering these units through our president, Shane Lowry without the use of a professional underwriter. We will not pay commissions on unit sales.

     This offering will expire six months from the date of this prospectus.

     This is our initial public offering; and no public market currently exists for our shares. The offering price may not reflect the market price of our units after this offering.

                               -------------------

     This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 5.

                            ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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Offering Information

                                                 Per unit          Total
                                                 --------        -----------
Initial public offering price                      $ .05          $ 50,000.00
Underwriting discounts/commissions                 $ .00          $       .00
Estimated offering expenses                        $ .00          $       .00
Net offering proceeds to
 Britannia Capital Corp.                           $ .05          $ 50,000.00

The date of this prospectus is September 26, 2001

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----
Prospectus Summary.............................................

Limited State Registration.....................................

Summary Financial Information..................................

Risk Factors...................................................

Your Rights and Substantive Protection Under Rule 419..........

Dilution.......................................................

Use of Proceeds................................................

Capitalization.................................................

Proposed Business..............................................
    History and organization..................................
    Operations................................................
    Evaluation of business combinations ......................
    Business combinations.....................................
    Finding a business........................................
    Regulation................................................
    Employees.................................................
    Facilities................................................

Plan of Operation..............................................

Related Party Transactions.....................................

Description of Securities......................................
    Common stock..............................................
    Preferred stock...........................................
    Redeemable common stock purchase warrants.................
    Future financing..........................................
    Reports to stockholders...................................
    Dividends.................................................
    Transfer agent............................................

Shares Eligible for Future Sale................................

Management.....................................................
    Information...............................................
    Conflicts of interest.....................................
    Remuneration..............................................
    Management involvement....................................
    Prior blank check company involvement.....................
    Management control........................................

Statement as to Indemnification................................

Principal Stockholders.........................................

Certain Transactions...........................................

Where You Can Find More Information............................

Market for our Common Stock....................................

Plan of Distribution...........................................
    Conduct of thus offering..................................
    Arbitrary determination of offering price.................
    Possible lack of market for your shares...................
    Method of subscribing.....................................
    Expiration date...........................................

Legal Proceedings..............................................

Legal Matters..................................................

Experts........................................................

Financial Statements...........................................

                               PROSPECTUS SUMMARY

     We are a blank check company subject to Rule 419 under the Securities Act of 1933. We were organized as a vehicle to acquire or merge with an operating business.

     Since our organization, our activities have been limited to the sale of initial shares for our organization and our preparation in producing a registration statement and prospectus for our initial public offering. We will not engage in any substantive commercial business following this offering. Our address is 2743 West 37th Avenue Vancouver, British Columbia V6N 2T5. Our telephone is (604) 738-4041.

The Offering

Securities                         offered 1,000,000 units each consisting of
                                   one share of our common stock, $0.001 par value, one class A warrant and one class B warrant.(1)

Offering price $.05 per unit.

Offering proceeds                   $50,000

Expiration date                     The offering  will  expire 6 months from the
                                   date of this  prospectus.

Common stock outstanding
prior to the offering               2,500,000 shares

Common stock to be
outstanding after the offering      3,500,000 shares

Warrants to be outstanding
after                              the offering 1,000,000 class A warrants;
                                   1,000,000 class B warrants.

     (1) The warrants are exercisable into shares of our common stock until two years after the date of this prospectus as follows:

Class                           Exercise price       Net proceeds from exercise

Class A                         $  .50 per share             $   500,000
Class B                         $ 1.00 per share             $ 1,000,0002

Limited State Registration

     Initially, the only state in which our securities may be sold is New York State. Therefore, you may only resell your shares or warrants in New York State. In the event we expand the number of states in which our securities will be sold, we will file a post-effective amendment to the registration statement and re-circulate prospectuses to all prospective investors to whom prospectuses had previously been distributed. In addition, we may sell units to investors who reside in foreign countries. In that event, we will register or qualify the sale of our units in such country unless an exemption from registration or qualification is available. We intend to offer our securities to residents of the Province of British Columbia, Canada. The sale to residents of British Columbia, so long as the offering is sold to fewer than 50 subscribers, excluding officers, directors and employees, is exempt from registration.

                          SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our audited financial statements.


                                     From February 18, 2000
                                      to June 30, 2001
                                         (unaudited)

                                      -----------------------
Statement of Income Data:
Net Sales                                  $         0
Net income (Loss)                          $   (23,025)
Net Loss Per Share                         $     (0.01)
Shares Outstanding at 6/30/01               2,500,000

                                              As of
                                        June 30, 2001
                                          (unaudited)
                                        -----------------
Balance Sheet Data
Working Capital                            $    1,975
Total Assets                               $    1,975
Long Term Debt                             $        0
Liabilities                                $        0
Common stock                               $    2,500
Additional paid in capital                 $   22,500
Deficit accumulated during
 development stage                         $  (23,025)
Total Shareholders' Equity                 $    1,975

                                  RISK FACTORS

     You may not have access to your funds for up to 18 months from the date of this prospectus; if returned you will not get interest on your funds.

     If we are unable to locate an acquisition candidate meeting our acquisition criteria, you will have to wait 18 months from the date of this prospectus before a proportionate portion of your funds is returned, without interest. You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate which represents 80% of the maximum offering proceeds, including the total exercise price of the class A and B warrants ($1,240,000).

     If a sufficient number of investors do not reconfirm their investments, the business combination will not be closed and you will not be issued your securities.

     A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by Rule 419, we can successfully convince you and a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm your investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. In that event, none of the securities held in escrow will be distributed and the funds will be returned to you on a proportionate basis.

     Management does not devote full time to the company and we may end up missing a target opportunity.

     Our directors and officers are, in their individual capacities, officers, directors, controlling stockholders and/or partners of other entities engaged in a variety of businesses. Shane Lowry, our president/treasurer and a director, and Leah Balderson, our secretary and a director, are engaged in outside business activities, and the amount of time each of them will devote to our business will only be about five (5) to twenty (20) hours per month. Each officer and director has a potential conflict of interest including allocation of time between us and such other business entities. As a result of the lack of time allocated to our company, we may miss the opportunity to identify and acquire a target company.

             YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of offering proceeds and certificates

     Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and certificates representing the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

-- First, we must execute an agreement for the acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

-- Second, we must file a post-effective amendment to our registration statement which includes the results of this offering including, but not limited to, the gross offering proceeds raised, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds dispersed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements.

-- Third, we must mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained in the registration statement.

-- After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed,

the escrow agent can release the funds to us and the certificates to you and our investors.

     Accordingly, we have entered into an escrow agreement with Chittenden Bank, 2 Burlington Square, P.O. Box 820, Burlington, Vermont 05402 which provides that:

-- The proceeds are to be deposited promptly upon receipt into the escrow account maintained by the escrow agent. Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, and we do intend to release these funds. The funds and stock dividends, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

-- All securities issued in this offering and any other securities issued to investors as a result of their ownership of the offered securities, including securities issued as a result of stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

-- Rule 419 allows for warrants, convertible securities or other derivative securities relating to securities held in the escrow account to be exercised or converted in accordance with their terms, provided that certificates representing the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, be promptly deposited into the escrow account. However, you and other warrant holders may not exercise your warrants until the acquisition is complete, the post-effective amendment is effective, and the escrow agent has released the funds to us and the share certificates and warrant certificates to you and other investors.

Prescribed acquisition criteria

     Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds, including the total exercise price of the warrants, must elect to reconfirm their investment. Thus, for purposes of the offering, the fair value of the business or assets to be acquired must be at least $1,550,000 (80% of $1,240,000).


Post-effective amendment

     Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and its business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

Reconfirmation offer

     The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

-- The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

-- Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

-- If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related dividends held in the escrow account on that investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

-- The acquisition will be closed only if a minimum number of investors representing 80% of the units sold elect to reconfirm their investment.

-- If a closed acquisition has not occurred by March 26 , 2003 (18 months from the date of this prospectus), the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release of certificates and funds

     The funds will be released to us, and the securities will be released to you, only after:

-- The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

-- We have executed an agreement for the acquisition of a candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds, including the total exercise price of the warrants, and has filed the required post-effective amendment.

--   The post-effective amendment has been declared effective.

-- We have satisfied all of the prescribed conditions of the reconfirmation offer.

-- The acquisition of the business with a fair value of at least 80% of the maximum proceeds, including the total exercise price of the warrants has closed.

                                    DILUTION

     The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value
- total tangible assets less total liabilities - by the number of shares of common stock outstanding.

     Our net tangible book value as of June 30, 2001 was $1,975. Our net tangible book value per share was $0.001. Net tangible book value represents our net tangible assets , which are our total Tangible assets less our total liabilities. The public offering price per unit, each unit containing one share of common stock, is $0.050 represents both gross and net proceeds per share as all expenses of the offering are being paid from funds in our treasury. The pro forma net tangible book value after the offering will be $51,975. The pro forma net tangible book value per share after the offering will be $0.015 per share. The shares contained in the units purchased by investors in the offering will be diluted $0.035 or 72%. As of June 30, 2001, there were 2,500,000 shares of our common stock outstanding. Dilution represents the difference between the public offering price and the net pro forma tangible book value per share immediately following the completion of the public offering.

     The following table illustrates the dilution that will be experienced by you and other investors in this offering:

Public offering price per unit - containing one share ...........      $ 0.050
Net tangible book value per share before offering................      $ 0.001
Pro-forma net tangible book value per share after offering.......      $ 0.015
Pro-forma increase per share attributable to offered shares......      $ 0.014
Pro-forma dilution to public investors...........................      $ 0.035

     The following table sets forth, as of the date of the prospectus, the percentage of equity to be purchased by the public investors compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the units, each unit containing one share, by the public investors as compared to the total consideration paid by our present stockholders.

                             Approximate                        Approximate
                              Percentage                        Percentage

Public          Shares        Total Shares         Total           Total
Stockholder     Purchased     Outstanding      Consideration    Consideration

New Investors   1,000,000          28.6%         $  50,000          66.7%

Existing
Shareholders    2,500,000*         71.4%         $  25,000          33.3%

* We sold 2,500,000 shares of common stock prior to the offering at $.01 per share. These shares are not being registered.

                                 USE OF PROCEEDS

     The gross proceeds of this offering will be $50,000. Rule 419, prior to the reconfirmation of this offering, permits 10% of the funds ($5,000) to be released from escrow to us. We intend to request release of these funds. This offering is contingent on the entire offering being subscribed to and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.


     Under Rule 419, after the reconfirmation offer and the closing of the business combination, and assuming the successful completion of this offering, $45,000, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us.

                                                          Percentage
                                                       of net proceeds
                                     Amount            of the offering
                                    -------------------------------------
  Amounts released
  from escrow
  to be for offering expenses(1)(2)     $ 5,000             10%

  Offering expenses(2)                  $20,000             40%

  Working capital(3)                    $25,000             50%

  Total (3)                             $50,000            100%

(1)Offering proceeds of $50,000 will be held in escrow pending a business combination less the release to us of 10% of these funds under Rule 419.

(2) Amounts released from escrow will be used for offering expenses estimated at $25,000. Offering expenses include filing, printing, legal, accounting, transfer agent and escrow agent fees.

(3) The entire amount of proceeds for working capital will be given to the acquisition candidate. Management will not receive any of these funds in the form of remuneration or compensation for services in forming our company as a merger vehicle. No compensation will be paid or due or owing to management.

     The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation. Such funds will be in an insured depository institution account.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of June 30, 2001.

                                              June 30, 2001
                                           --------------------
Long-term debt                                     $     0

Stockholders' equity:
Common stock, $.001 par value;
authorized 50,000,000 shares,
issued and outstanding
2,500,000 shares;                                 $   2,500
Preferred stock, $.001 par value;
authorized 5,000,000 shares,
issued and outstanding -0-.

Additional paid-in capital                        $  22,500

Deficit accumulated during
the development period                            $ (23,025)
                                                 -----------
Total stockholders' equity                        $   1,975
                                                 -----------
Total capitalization                              $   1,975
                                                 ==========

                                PROPOSED BUSINESS

History and organization

     We were organized under the laws of the State of Delaware on February 18, 2000. Since our inception, we have been engaged in organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination. We have not engaged in any preliminary efforts intended to identify possible business combination and have neither conducted negotiations concerning nor entered into a letter of intent concerning any such acquisition candidate.

     Our initial public offering will comprise 1,000,000 units, each composed of one share of common stock and four common stock purchase warrants, at a purchase price of $0.05 per unit.

     We are filing this registration statement in order to initiate a public offering for our securities.

Operations


     We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in a business combination presented to us by persons or firms who or which desire to employ our funds in their business or who seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential in a business combination rather than to pursue immediate, short-term earnings. We will not restrict our search to any specific business, industry or geographical location and, thus, may acquire any type of business located in the United States or abroad.

     We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in the treasury. Cost overruns will be borne by management who will not be repaid nor receive any additional equity. Persons purchasing units in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. Our proposed business is sometimes referred to as a "blank check" company because you will entrust your investment monies to our management before they have a chance to analyze any ultimate use to which this money may be put. Under Rule 419, as a prospective investor, you will have an opportunity to evaluate the specific merits or risks only of the business combination that management decides to enter into.

     We may seek a business combination with firms which:

--   have recently commenced operations,

-- are developing companies in need of additional funds for expansion into new products or markets,

--   are seeking to develop a new product or service, or

-- are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital.

     A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for our shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as:

--   time delays,

--   significant expense,

--   loss of voting control, or

--   compliance with various federal and state securities laws.

     We will not acquire a candidate unless the fair value of the acquisition candidate represents 80% of the maximum offering proceeds, including the total exercise price of the warrants. Our board of directors will review financial, economic, and technological data and projections of the candidate and will use its best judgment to determine its fair market value.

     Based upon the probable desire on the part of the owners of acquisition candidates to assume voting control over us in order to avoid tax consequences or to have complete authority to manage the business, we intend to combine with just one acquisition candidate. This lack of diversification should be considered a substantial risk in investing in us because we will not permit us to offset potential losses from one venture against gains from another.

     Upon closing of a business combination, we anticipate that there will be a change in control which will result in the resignation of our present officers and directors.

     Our officers and directors have had no preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any acquisition candidate that is selected may be a financially unstable company or an entity in an early stage of development or growth, including entities without established records of sales or earnings. Accordingly, we may become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. We will not purchase the assets of any company which is beneficially owned by any of our officers, directors, promoters, affiliates or associates. Although management will endeavor to evaluate the risks inherent in an acquisition candidate, there can be no assurance that we will properly ascertain or assess all significant risks.

     We anticipate that the selection of a business combination will be complex and extremely risky. Management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefit of a publicly traded corporation because of:

--   general economic conditions,

--   rapid technological advances being made in the Internet industry, or

--   shortages of available capital.

     Such perceived benefit of a publicly traded corporation may include:

-- facilitating or improving the terms on which additional equity financing may be sought,

--   providing liquidity for the principals of a business,

-- creating a means for providing incentive stock options or similar benefit to key employees, or

-- providing liquidity, subject to restrictions of applicable statutes, for all shareholders.

Evaluation of business combinations


     The analysis of business combinations will be undertaken by us under the supervision of our officers and directors, who are not a professional business analysts.

     Because we will be subject to Section 13 or 15(d) of the Exchange Act, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d), we intend on voluntarily filing such reports.

     Any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and your must, therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to us, it is possible that the promoters of an acquisition candidate have been unable to develop a going concern or that such business is in our development stage in that it has not generated significant revenues from its principal business activity prior to our merger or acquisition. There is a risk, even after the closing of a business combination and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. The combination may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by us and, therefore, our shareholders.

Business combinations

     In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. The manner of the business combination will depend on:

--   the nature of the acquisition candidate,

--   the respective needs and desires of us and other parties,

--   the management of the acquisition candidate opportunity and

--   the relative negotiating strength of us and such other management

     You should note that any merger or acquisition closed by us could be expected to have a significant dilutive effect on our current shareholders and purchasers in this offering. On the closing of a business combination, the acquisition candidate will have significantly more assets than us; therefore, management plans to offer a controlling interest in us to the acquisition candidate. While the actual terms of a transaction to which we may be a party cannot be predicted, we may expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management may choose to comply with these provisions. In addition, our directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers. Management may retain shares of the common stock, unless those shares, as part of the terms of the acquisition transaction, are sought by an acquisition candidate.

     Management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or for a proposed business combination unless such a purchase is requested by an acquisition candidate as a condition to a merger or acquisition. Our officers and directors has agreed to comply with this provision. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

     We anticipate that any securities issued in a reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

     If at any time prior to the completion of this offering we enter negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

     We will not enter into a business combination with any company, which is in any way wholly or partially beneficially owned by any officer, director, promoter or affiliate or associate of us. Our officer and director have not approached and have not been approached by any person or entity with regard to any proposed business ventures to us. We will evaluate all possible business combinations brought to us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment, thereby allowing the investors the opportunity to fully evaluate the business combination.

     We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees.

     We will remain an insignificant player among the firms that engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a large number of other small public, blank check companies located throughout the United States.

     Finding a business combination

     Our management will actively search for potential acquisition candidates through Internet websites where companies post their intentions to be acquired. We will also solicit recommendations for possible businesses from friends and business associates. We may also decide to advertise our intention to acquire a company through advertisements in financial publications.

     Employees

     We presently have no employees. Our officers and directors are engaged in outside business activities, and the amount of time each will devote to our business will only be between five (5) and twenty (20) hours per month. Upon completion of the public offering, it is anticipated that management will devote the time necessary each month to our affairs or until a successful acquisition of a business has been completed.

     Facilities

     We are presently using the office of our President Shane Lowry at no cost, as our office, an arrangement which we expect to continue until the completion of the reconfirmation offering. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of this offering.

                                PLAN OF OPERATION

     We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. Our expenses to date, which have been funded by our current shareholders, through their purchases of our common stock, are $22,000 plus the $2,257.20 SEC filing fee.

     Neither our founding stockholder nor our management will be reimbursed for our expenses to date. Our expenses have included a $10,000 fee to Next Millennium Ltd., a non-affiliated management company located in Vancouver, British Columbia, Canada, which provides management advice to emerging companies seeking access to the public markets. Next Millennium Ltd., assisted our company in structuring our offering, interfaced with auditors and attorneys and performed additional administrative duties. Next Millennium Ltd. may be deemed our "Promoter" as that term is defined under the Securities Act. Next Millenium Ltd. has assisted several other companies similar to ours, by structuring their offerings and by performing the same types of duties that they perform for us. These other companies are:

Blue Thunder Capital Corp.  File No. 333-36058
Digital Capital.Com, Inc.   File No. 333-38968
Profitcom.Com Corp.         File No. 333-30592

     Management has agreed to fund our cash requirements until an acquisition is closed. No repayment is expected or required by us. We will have sufficient funds to satisfy our cash requirements and do not expect to have to raise additional funds during the entire Rule 419 escrow period of up to 18 months from the date of this prospectus. This is primarily because we anticipate incurring no significant expenditures. Before the conclusion of this offering, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees.

     In the event the proceeds of this offering are not sufficient to enable us successfully to fund a business combination, we may seek additional financing. At this time, we believe that the proceeds of this offering and the possibility for additional funding through warrant exercise will be sufficient and therefore do not expect to issue any additional securities before we consummate a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and at present have no plans to do so. We will not use the escrowed funds as collateral or security for any loan. Further, the escrowed funds will not be used to pay back any loan incurred by us. If we require additional financing, there is no guarantee that financing will be available to us or, if available, that such financing will be on acceptable terms.

                           RELATED PARTY TRANSACTIONS

     A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. Any remedy available under the laws of Delaware, if management's fiduciary duties are compromised, will most likely be prohibitively expensive and time consuming.

     Neither our officers, director, promoters and or other affiliates of us, have had any preliminary contact or discussions with any representative of any other company or business regarding the possibility of an acquisition or merger with us.

     Our directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Shane Lowry and Leah Balderson are engaged in business activities outside of us, and the amount of time they will devote to our business will only be about five (5) to twenty (20) hours each per month. There exists potential conflicts of interest including allocation of time between us and such other business entities.

     Management is not aware of any circumstances under which the policies described in this section, or any other section, of this prospectus, through their own initiative, may be changed.

                           DESCRIPTION OF SECURITIES

Authorized capital stock under our       Shares of capital stock outstanding
certificate of incorporation             after successful completion of offering
----------------------------------       ---------------------------------------

50,000,000 shares of common stock          3,500,000 shares of common stock
5,000,000 shares of preferred stock        -0- shares of preferred stock

     In addition, there will be outstanding 1,000,000 class A warrants and 1,000,000 class B warrants after the successful completion of this offering.

     All significant provisions of our capital stock are summarized in this prospectus. However, the following description is not complete and is governed by applicable Delaware law and our certificate of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

     Common stock

     You have voting rights for your shares.

     You and all other common stockholders may cast one vote for each share held of record on all matters submitted to a vote. You have no cumulative voting rights in the election of directors. This means, for example, that if there are three directors up for election, you cannot cast 3 votes for one director and none for the other two directors.

     You have dividend rights for your shares.

     You and all other common stockholders are entitled to receive dividends and other distributions when declared by our board of director out of the assets and funds available, based upon your percentage ownership of us. Delaware law prohibits the payment of any dividends where, after payment of the dividend, we would be unable to pay our debts as they come due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts the law requires to be set aside. We will not pay dividends. You should not expect to receive any dividends on shares in the near future, even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.

     You have rights if we go out of business.

     If we go out of business, you and all other holders of our common stock will be entitled to share in the distribution of assets remaining after payment of all money we owe to others and any priority payments, if any, required to be made to our preferred stockholders. Our board of directors, at its discretion, may authorize our company to borrow funds without your prior approval, which potentially further reduces the amount you would receive if we go out of business.

     You have no right to acquire shares of stock based upon your percentage ownership of our shares when we sell more shares of our stock to other people.

     We do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares of our common or preferred stock, result in a decrease in the percentage ownership that you hold or percentage of total votes you may cast.

     Preferred stock

     Our board of directors can issue preferred stock at any time with any legally permitted rights and preferences without your approval.

     Our board of directors, without your approval, is authorized to issue preferred stock. They can issue different classes of preferred stock, with some or all of the following rights or any other legal rights they think are appropriate, such as:

--   voting,

--   dividend,

--   required or optional repurchase by us,

--   conversion into common stock, with or without additional payment and

-- payments preferred stockholders will receive before common stockholders if we go out of business.

     The issuance of preferred stock could provide us with flexibility for possible acquisitions and other corporate purposes, but it also could render your vote meaningless because preferred stockholders could own shares with a majority of the votes required on any issue. Someone interested in buying our company may not follow through with their plans because they could find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding stock because we have issued preferred stock.

     Redeemable common stock purchase warrants

     You may exercise your warrants which are part of the units commencing the date the reconfirmation offer is completed for a period which expires two years from the date of this prospectus. Until then, the units, containing the shares and the warrants, cannot be broken. Each warrant entitles you or a subsequent holder to purchase one share of our common stock. The class A warrants are exercisable at $.50 and the class B warrants at $1.00. We may redeem the class A and the class B warrants, at any time, for $0.001 per warrant under the following conditions:

--   We must give you 30 days' prior written notice;

-- The closing bid price of our common stock must be greater than the exercise price of the warrant

          +    by $.50 per share

          +    for any 20 consecutive trading days

          + ending within ten days prior to the date of the notice of redemption.

     You can only exercise your warrants when there is a current effective registration statement covering the underlying shares of common stock. If we do not obtain or are unable to maintain a current effective registration statement, you or a subsequent holder will be unable to exercise your warrants and they may become valueless. Moreover, if the shares of our common stock underlying your warrants are not registered or qualified for sale in the state in which a you reside, you might not be permitted to exercise your warrants. In addition, a call for redemption could force the you to accept the redemption price, which, in the event of an increase in the price of the stock, would be substantially less than the difference between the exercise price and the market value.

     Immediately upon their release from escrow, we will deliver to you warrant certificates representing one class A and one class B warrant for each unit you purchased. You may exchange your warrant certificates for new certificates of different denominations, and may either exercise or transfer your warrants. You may sell your warrants if a market exists rather than exercise them. However, we can offer no assurance that a market will develop or continue in the warrants. If we are unable to qualify the shares underlying warrants for sale in certain states, holders of the warrants who reside in those states will have no choice but to sell their warrants or allow them to expire.

     You may exercise your warrants

               -- by completing the form of election on the back of the warrant certificate and

               --   by  surrendering  the  warrant  certificate   together  with
                    payment of the exercise price,

to us or the warrant agent. You may exercise your warrants in whole or from time to time in part. If you exercise fewer than all of the warrants evidenced by a warrant certificate, we will have a new certificate issued for the number of unexercised warrants.

     As a warrant holder, you are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including:

               --   issuance of stock dividends,

               --   forward split of the common stock,

               --   recapitalization and

               --   merger into another company.

     If we merge, reorganize or are acquired in such a way as to terminate the warrants, you will receive notice of such an action and you may exercise them at any time prior our taking such action. If our company is liquidated, or wound up, you, as a warrant holder may not participate in our assets.

     For the life of the warrants, you and any subsequent holder are given the opportunity to profit from a rise in the market price of our common stock.



     However, if you or other holders exercise your warrants,

               --   the book value of our common stock will be diluted and

               --   the percentage ownership of then existing stockholders.

     The terms upon which we may obtain additional capital may be adversely affected during the warrant exercise period. You and other warrant holders would exercise them when we might be able to raise capital at higher prices than the exercise price of the warrants.

     Reports to stockholders

     We intend to furnish annual reports containing our audited financial statements to all our stockholders as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

     Dividends

     We have only been recently organized, have no earnings and have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the search for an appropriate business combination, we do not anticipate having earnings or paying dividends at least until a business combination is reconfirmed by our stockholders. However, we can give no assurance that even after we consummate a business combination, we will have earnings or issue dividends.

     Transfer agent

     We have appointed Olde Monmouth Stock Transfer Co., Inc., 77 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716 as transfer agent for our shares of common stock and warrants.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Of the shares and warrants outstanding after this offering, the 1,000,000 shares, and the 1,000,000 class A and class B warrants sold in this offering will have been registered with the SEC and can be freely resold.

     Generally, Rule 144 provides that directors, executive officers, and persons or entities that they control or who control them and other founding shareholders may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 2,500,000 outstanding shares cannot be sold pursuant to Rule 144, but must be registered.

                                   MANAGEMENT

     Our officers and directors and further information concerning them are as follows:

 Name                              Age                     Position
-----------------                   ---                   -----------------
Shane Lowry (1)                     30                    President, Treasurer
2743 West 37th Avenue                                     and a Director
Vancouver, BC
V6N 2T5

Leah Balderson (1)                  29                   Secretary and a
103-1575 West 10th Avenue                                Director
Vancouver BC V6J 5L1

     (1) May be deemed our "Promoters" as that term is defined under the Securities Act.

     Shane Lowry is president of Archer Communications Ltd., a marketing company specializing in technology companies. Since 1993, Mr. Lowry has acted as a corporate consultant for public companies in the resource and technology sectors in Canada and in the United States. These companies include: Canadian Imperial Ginseng, Cypanko Ventures, U.S. Diamond Corporation, Eagle Crest Explorations, Pacific Medical Group, and Simulator Systems. Mr. Lowry served as president and director of Condor Goldfields until July 2000. Condor Goldfields is a fully reporting mining company which trades on the Canadian Venture Exchange - CDNX under the symbol YGF. He is also president and director of Drew Resources, Inc., a mining company which trades on the pink sheets.

     Leah Balderson has served, since 1996, as Vice-President of Next Millennium Management Ltd., business consultants, Vancouver, British Columbia. From
1995-1996, she was an associate at North Shore Credit Union. She received her B.A. in 1993 from the University of Victoria, British Columbia and has taken certificate courses in Marketing and Accounting at the British Columbia Institute of Technology, Vancouver, British Columbia.

     Conflicts of interest

     Our secretary and director, Leah Balderson is the vice president of Next Millennium Management Ltd. Next Millennium Management Ltd. provides management advice to our company as well as to three other blank check companies: Blue Thunder Corp., Profitcom.Com, Inc. and Digital Capital.Com, Inc. Notwithstanding the advisory services provided by Next Millennium Management Ltd., no member of our management has been or is currently associated with any blank check company. Our management does not currently intend to promote other blank check entities. However, to remove any conflict of interest, if any member of our management or any of our management becomes involved with the promotion of another blank check company in the future, each officer and director has orally agreed that we will first find and acquire a target company before the other blank check company commences searching for an acquisition.

     A member of our management may be a stockholder in an acquired business. Pursuant to an oral agreement with the members of our management, our management will introduce any potential acquisition to us and in the event of the acquisition of a business in which any of our stockholders is an owner, the shares of the affiliated stockholder will be voted in the same proportion as shares of non-affiliated investors.

     Remuneration

     None of our officers or directors has received or will receive remuneration of any nature for acting as such. However, Leah Balderson, our secretary and a director, is also Vice-President of Next Millennium Inc. which has received a consulting fee of $10,000. Our management does not intend to receive any compensation from the owners of the acquired company. We cannot predict the remuneration to be awarded management or your company after consummation of the acquisition.

     We will not pay any of the following types of compensation or other financial benefit to our management or current stockholders:

               --   consulting fees;

               --   finders' fees;

               --   sales of  insiders'  stock  positions in whole or in part to
                    the  private   company,   the  blank  check  company  and/or
                    principals thereof; and/or

               -- any other methods of payments by which management or current shareholders receive funds, stock, other assets or anything of value whether tangible or intangible.

     Our directors will hold office until the next annual meeting of stockholders and the election of their successors. Our directors receive no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at its discretion.

Executive compensation

     The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities since inception, by our executive officers.

Summary compensation table

Long-term compensation awards

                         Annual Compensation

    Name and               2000                      Number of Shares
Principal Position       Salary ($)      Bonus ($)    Underlying Options (#)
------------------       ----------      ---------    ----------------------
Shane Lowry,
President/Treasurer     $       -0-        -0-                    -0-

Leah Balderson,
Secretary                       -0-        -0-                    -0-

     Management involvement

     We have conducted no business as of yet, aside from raising initial funding associated with our offering. After the closing of this offering, our management intends to contact business associates and acquaintances to search for target businesses and then will consider and negotiate with target businesses until an acquisition agreement is entered into.

     Prior blank check companies involvement

     None  of  our  officers,   directors,   founders,  promoters  or  principal
stockholders have been involved as principals of a blank check company.

     Management control

     Our management may not divest themselves of ownership of our shares of common stock prior to the consummation of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy, through their own initiative, may be changed.

                         STATEMENT AS TO INDEMNIFICATION

     Our officers and directors are bound by the general standards for director provisions in the Delaware General Corporation Law. These provisions allow our director in making decisions to consider any factors as they deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy. Delaware law limits our director's liability.

     We have agreed to indemnify our officers and directors, meaning that we will pay for damages they incur for properly acting as such. The SEC believes that this indemnification may not be given for violations of the Securities Act that governs the distribution of our securities.

                             PRINCIPAL STOCKHOLDERS

     The table on the following page sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, and as adjusted to reflect the sale of the units in the offering, by (i) each person who is known by us to own beneficially more than 5% of our outstanding
Common Stock; (ii) each of our officers and directors; and (iii) all of our directors and officers as a group.

   Name/Address                 Shares of         Percent of       Percent of
   Beneficial                   Common Stock      Class Owned      Class Owned
   Owner                        Beneficially      Before           After
   Offering                     Owned             Offering         Offering

Garage Holdings Ltd. (1)(5)(6)   745,000            29.8%              21.3%
39 James Town Park
Holetown
Saint James, Barbados


Edge Holdings Ltd.(2) (5)(6)     715,000            28.6%              20.4%
Baybpri Building, 2nd Floor, Suite #7
Parliament Street,
P.O. Box CB-11901
Nassau, Bahamas

Shane Lowry (6)                  500,000            20.0%              14.3%
2743 West 37th Avenue
Vancouver, BC
V6N 2T5
Canada

Leah Balderson (6)               500,000            20.0%              14.3%
103-1575 West 10th Avenue
Vancouver, BC
V6J 5L1
Canada

Coll-Poyntz Inc. (3)              30,000             1.2%               0.9%
119 Collier Street
Barrie, Ontario
L4M 1H5
Canada

Livint Communications Ltd. (4)(5) 10,000             0.4%               0.3%
Cable Beach Court
Suite #1 West Bay Street
PO Box CB-11728
Nassau, Bahamas

Total Officers and Directors   1,000,000            40.0%              28.6%
(2 Persons)

               1. The beneficial owner of Garage Holdings Ltd is Janita D. Lewis-Johnson. Ms. Lewis-Johnson is not involved in the day-to-day activities of our company nor has she any prior experience with other blank check companies.

               2. The beneficial owner of Edge Holdings Ltd. is Tara Ferguson. Ms. Ferguson is not involved in the day-to-day activities of our company nor has she any prior experience with other blank check companies.

               3. The beneficial owner of Coll-Poyntz Place Inc. is George W. Taylor. Mr. Taylor is not involved in the day-to-day activities of our company nor has he any prior experience with other blank check companies.

               4. The beneficial owner of Livint Communications Ltd. is Ian Brown. Mr. Brown is not involved in the day-to-day activities of our company nor has he any prior experience with other blank check companies.

               5. These companies are holding companies for investments without other operations. The address of Garage Holdings Ltd., Edge Holdings Ltd. and Livint Communications Ltd. is the address of the resident agent; and the beneficial owner of each disclaims any affiliation with the owner of any of the others.


               6. May be deemed a "Promoter" as that term is defined under the Securities Act.

     All sales were made in reliance on Section 4(2) of the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment and represented to us that the shares were being acquired for investment.

     The current stockholders have neither received nor will receive any extra or special benefits that were not or are not shared equally by all holders of shares of our common stock.

     The beneficial owners have sole voting and sole investment power over the shares of common stock they beneficially own.

                              CERTAIN TRANSACTIONS

     We were incorporated in the State of Delaware on February 18, 2000. In March, 2000 we sold 2,500,000 shares of our common stock at $.01 per share, for a total cash consideration of $25,000.

    The following table sets forth information regarding all securities sold by us since our inception on February 18, 2000.
                                                        Aggregate
Class of              Date of    Title of     Number of   Purchase     Form of
Purchasers            Sale       Securities   Securities    Price  Consideration
----------------     ---------  ----------   ----------  --------- -------------

Garage Holdings
Ltd.(1)(5)             3/2000     Common       745,000      $.01        Cash

Edge Holdings
Ltd.(2)(5)             3/2000     Common       715,000      $.01        Cash

Shane Lowry            3/2000     Common       500,000      $.01        Cash

Leah Balderson         3/2000     Common       500,000      $.01        Cash

Coll-Poyntz Inc. (3)   3/2000     Common        30,000      $.01        Cash

Livint Communications
Ltd.(4)(5)             3/2000     Common        10,000      $.01        Cash

1. The beneficial owner of Garage Holdings Ltd is Janita D, Lewis-Johnson. Ms. Lewis-Johnson is not involved in the day-to-day activities of our company nor has she any prior experience with other blank check companies.

2. The beneficial owner of Edge Holdings Ltd. is Tara Ferguson. Ms. Ferguson is not involved in the day-to-day activities of our company nor has she any prior experience with other blank check companies.

3. The beneficial owner of Coll-Poyntz Place Inc. is George W. Taylor. Mr. Taylor is not involved in the day-to-day activities of our company nor has he any prior experience with other blank check companies.

4. The beneficial owner of Livint Communications Ltd. is Ian Brown. Mr. Brown is not involved in the day-to-day activities of our company nor has he any prior experience with other blank check companies.

5. These companies are holding companies for investments without other operations. The address of Garage Holdings Ltd., Edge Holdings Ltd. and Livint Communications Ltd. is the address of the resident agent; and the beneficial owner of each disclaims any affiliation with the owner of any of the others.

     All sales were made in reliance on Section 4(2) of the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment and represented to us that the shares were being acquired for investment.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed a registration statement with the SEC on Form SB-2 to register the shares of our common stock and warrants constituting the units and the shares of common stock underlying the warrants. This prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at public reference facilities maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. You may call the Commission at 1-800-SEC-0330 for further information. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

     You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and this offering.

                           MARKET FOR OUR COMMON STOCK

     Prior to the date of the prospectus, no trading market for our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Securities
Exchange Act, a trading market will not develop prior to or after the effectiveness of the registration statement while certificates representing the shares of common stock and warrants which constitute the units remain in escrow. Stock and warrant certificates must remain in escrow until the consummation of a business combination and its confirmation by our investors pursuant to Rule 419.

     We can offer no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the stock and warrant certificates from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker-dealer to act as a market maker for our common stock. Further, we have not entered into any discussions, or understandings, preliminary or otherwise, through our management or through anyone acting on our behalf with any market maker concerning the participation of a market maker in the possible future trading market, for our common stock.

     Present management does not anticipate that it will undertake or will employ consultants or advisers to undertake any negotiations or discussions prior to the execution of an acquisition agreement. Our management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire who may employ consultants or advisors to obtain market makers.

     We have not issued any options or warrants to purchase, or securities convertible into, our common equity. The 2,500,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Generally, Rule 144 provides that director, executive officer, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 2,500,000 outstanding shares held by our founding stockholders cannot be sold pursuant to Rule 144, but must be registered. The holders of the restricted securities are entitled to certain piggyback registration rights which may only be exercised at our election. The exercise of such rights will enable the holders of the restricted securities to sell their shares prior to such date.

     We are offering 1,000,000 units each comprised of one share of our common stock and two redeemable common stock purchase warrants at $0.05 per share. Dilution to the investors in this offering shall be approximately $0.036 per share.


                              PLAN OF DISTRIBUTION

Conduct of this offering

     This is a self-underwritten offering of 1,000,000 units at $.05 per unit made on an all or none basis. Thus, unless all 1,000,000 units are sold, none will be sold. This offering will not close unless the entire offering amount is sold. We will accept subscriptions on a first come, first served basis. We will not pay any compensation to any person for the offer and sale of the units.

     Shane Lowry our president shall conduct this unit offering. He plans to distribute prospectuses related to this offering. We estimate that we will distribute approximately 100 prospectuses to acquaintances, friends and business associates.

     Although Mr. Lowry is an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, he will not be deemed to be a broker because:

-- he will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act at the time of the sale of our securities;

--   he will not be compensated in connection with the sale of our units;

-- he will be not an associated person of a broker or dealer at the time of his participation in the sale of our securities; and

--   he shall restrict his participation to the following activities:

     + preparing written communications or delivering them through the mails or other means that does not involve his oral solicitation of a potential purchaser;

     + responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

     + performing ministerial and clerical work involved in effecting any transaction.

     As of the date of this prospectus, we have not retained a broker for the sale of securities being offered. In the event we retain a broker, who may be deemed an underwriter, we will file an amendment to our registration statement.

     Neither we nor anyone acting on our behalf including our stockholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in our securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our securities, nor do we have any plans to engage in such discussions. We do not intend to use consultants to obtain market makers. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise you to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Investors in this offering shall make their own decisions regarding whether to hold or sell their shares. We shall not exercise any influence over your decisions.

Arbitrary determination of offering price

     We arbitrarily determined the initial offering price of $.05 per unit, and it bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors we considered were:

     --   the lack of operating history;

     --   the proceeds to be raised by this offering;

     -- the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders; and

     --   the current market conditions in the over-the-counter market.

Possible Lack of Market for Your Shares

     Under Rule 419, all securities purchased in an offering by a blank check company, as well as securities issued for an offering to underwriters, promoters or others as compensation or otherwise, if any, must be placed in the Rule 419 escrow account. These securities will not be released from escrow until the closing of a merger or acquisition as provided for in Rule 419. There is no present market for our common stock and class A and class B warrants and there may not be any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, security holders may find it difficult to sell their shares or warrants. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for our common stock or warrants. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock or warrants. Our present management has no intention of seeking a market maker for our common stock or warrants at any time prior to the reconfirmation offer to be conducted prior to the closing of a business combination. Our officers, after the closing of a business combination, may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management in control of the entity after a business combination is reconfirmed by our stockholders.

Method of subscribing

     Persons may subscribe for units by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must pay $0.05 per unit in cash or by check, bank draft or postal express money order payable in United States dollars to "Chittenden Bank on behalf of Britannia Capital Corp." You may not pay in cash. This is a self-underwritten offering made on an all or none basis. Thus, unless all 1,000,000 units are sold, none will be sold.

     Our officers, directors, current stockholders and any of their affiliates or associates may purchase up to 50% of the units. These purchases may be made in order to close this "all or none" offering. Units purchased by our officers, directors and principal stockholders will be acquired for investment purposes and not with a view toward distribution.

Expiration date

     The offering will end the earlier of the receipt of subscriptions for 1,000,000 units or 6 months from the effective date of the prospectus.

                                LEGAL PROCEEDINGS

     We not a party to or aware of any existing, pending or threatened lawsuits or other legal actions.

                                  LEGAL MATTERS

     Sheila Corvino Esq., Dorset, Vermont is passing upon the validity of the shares of common stock and the warrants constituting the units offered by the prospectus and the shares of common stock underlying the warrants.

                                    EXPERTS

     Our financial statements as of the period ended December 31, 2000, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Thomas P. Monahan, independent certified public accountant, included in this prospectus, and upon his authority as an expert in accounting and auditing.

                              FINANCIAL STATEMENTS

     The following are our financial statements, with independent auditor's report, for the period from inception, February 18, 2000, to June 30, 2001.

To The Board of Directors and Shareholders of Britannia Capital Corp. (a development stage company)

     I have audited the accompanying balance sheet of Britannia Capital Corp. (a development stage company) as of December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, February 18, 2000, through December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Britannia Capital Corp. (a development stage company) as of December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, February 18, 2000, through December 31, 2000 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Britannia Capital Corp. (a development stage company) will continue as a going concern. As more fully described in Note 2, the Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate a potential business to acquire and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Britannia Capital Corp. (a development stage company) to continue as a going concern.

                                /s/Thomas Monahan
                              ----------------------------
                                 THOMAS MONAHAN

                              Certified Public Accountant

Paterson, New Jersey
February 16, 2001

                           BRITANNIA CAPITAL CORP.

                        (A development stage company)
                                  BALANCE SHEET

                                                    December 31,   June 30,
                                                         2000         2001
                                                                   Unaudited
                                                    -----------    ----------
ASSETS

Current assets

Cash                                                  $   7,042      $  1,975
                                                        ------        ------
Total current assets                                      7,042         1,975

                                                    ----------        ------
  Total                                             $    7,042      $  1,975
                                                    ==========        ======

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities                                             $ -0-        $   -0-

STOCKHOLDERS' EQUITY

Preferred stock, $.001 par value;
5,000,000 shares authorized;
-0- shares issued and outstanding

Common stock, $.001 par value; 50,000,000 shares authorized; At December 31,
 2000 and June 30,

 2001 there are 2,500,000 and 2,500,000
 shares outstanding respectively                    $   2,500       $  2,500

Additional paid-in capital                              22,500         22,500

Deficit accumulated during the
development stage                                      (17,958)       (23,025)
                                                    ---------         ------
  Total stockholders equity                         $   7,042          1,975
                                                    ---------         -----
  TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                           $   7,042      $   1,975
                                                    =========          =====

                   See notes to financial statements.

                           BRITANNIA CAPITAL CORP.

                        (A development stage company)
                             STATEMENT OF OPERATIONS

                                                     For the    For the period
                                 For the period    six months   from inception
                                  from inception,    ended    February 18, 2000
                                February 18, 2000    June 30,     to June 30,
                                  to December 31,      2001         2001
                                      2000         Unaudited     Unaudited
                                  ---------------   ------------ --------------

Income                                  $-0-         $   -0-         $   -0-

Costs of goods sold                      -0-             -0-             -0-
                                     ------           ------          ------

Gross profit                             -0-             -0-             -0-

Operations:
General and administrative            17,958           5,067           23,025
Depreciation and Amortization            -0-             -0-             -0-
                                     ------           -----           ------

Total costs                           17,958           5,067           23,025

Net profit (loss)                  $ (17,958)       $ (5,067)        $(23,025)
                                    =======          ======          =======

PER SHARE AMOUNTS:

Net loss per share -
 basic and diluted          $  (0.01)      $(0.00)
                             =======       ======

Weighted-average number of


shares outstanding -
 basic and diluted         1,875,000    2,500,000
                           =========    ===========

                   See notes to financial statements.

                           BRITANNIA CAPITAL CORP.

                        (A development stage company)
                             STATEMENT OF CASH FLOWS

                                                     For the   For the period
                                  For the period   six months from inception
                                  from inception,    ended    February 18, 2000
                                   February 18, 2000 June 30,    to June 30,
                                  to December 31,      2001         2001
                                      2000           Unaudited    Unaudited
                                  ---------------   ------------ --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                             $   (17,958)    $(5,067)       $  (23,025)
Item not affecting cash flow
 from operations:
 Amortization                               -0-        -0-              -0-

                                        --------     -------          -------
  NET CASH USED IN OPERATING
   ACTIVITIES                           (17,958)    $(5,067)          (23,025)

CASH USED IN INVESTING ACTIVITIES            -0-         -0-              -0-

CASH FLOWS FROM FINANCING ACTIVITY:
Sales of common stock                     25,000                        25,000
                                      ---------                        ------
TOTAL CASH FLOWS FROM FINANCING
 ACTIVITIES                              25,000                        25,000

Increase (decrease) in cash                7,042      (5,067)            1,975
Cash balance beginning of period            -0-        7,042              -0-
                                      ---------      ------            ------
CASH, end of period                     $  7,042     $ 1,975           $ 1,975
                                      =========      ======            ======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest                $     -         $  -           $    -
Cash paid for income taxes            $     -         $  -           $    -

                   See notes to financial statements.

                           BRITANNIA CAPITAL CORP.

                        (A development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                            Defi


cit
lated
ng
pment
ge        Total
          ($)




         $ 25,000

17,958)    (17,958)

7,958)   $  7,042



  ( 5,067)      (5,067)

$(23,025)    $  1,975
                                                                          accumu
                                                            Additional     duri
                 Preferred   Preferred    Common    Common    paid in    develo
                   stock       stock       stock     stock    capital       sta
                  (shares)      ($)      (shares)     ($)      ($)          ($)

Sale of 2,500,000
shares of
common stock
March 29, 2000            0      $    0    2,500,000   $  2,500    $ 22,500

Net profit (loss)                                                           $  (
Balance
December 31, 2000        0      $    0    2,500,000   $  2,500    $ 22,500 $  (1

Unaudited

Net loss
Balances
June 30, 2001            0      $    0      2,500,000   $  2,500      $ 22,500

                   See notes to financial statements.

                         BRITANNIA CAPITAL CORP.
                       (A development stage company)
                        NOTES TO FINANCIAL STATEMENTS
               FOR THE PERIOD FROM FEBRUARY 18, 2000 (INCEPTION)
                          THROUGH DECEMBER 31, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF THE COMPANY

    Britannia Capital Corp.(the "Company"), was organized in Delaware on February 18,2000 and is authorized to issue 50,000,000 shares of common stock, $0.001 par value each and 5,000,000 shares of preferred stock, $0.001 par value each.

    The Company is a "blank check" company which plans to search for a suitable business to merge with or acquire. Operations since incorporation have consisted primarily of obtaining capital contributions by the initial investors and activities regarding the registration of the offering with the Securities and Exchange Commission.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

    The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate a potential business to acquire and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company is dependent upon its ability to have positive cash flows from operations to sustain any business activity. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in completing its self underwritten offering, finding a business to acquire, completing the process of acquiring the business and obtaining the needed investment capital and working capital to engage in profitable operations. The Company plans to engage in such financing efforts on a continuing basis.

    The financial statements presented consist of the balance sheet of the Company as at December 31, 2000 and the related statements of operations and cash flows and stockholders' equity for period from inception, February 18, 2000, to December 31, 2000.

    The unaudited financial statements presented consist of the balance sheet of the Company as at June 30, 2001 and the related statements of operations and cash flows and stockholders' equity for the six months ended June 30, 2001 and for the period from inception, February 18, 2000, to June 30, 2001.

Fiscal Year

    The fiscal year of the Company is the calendar year.

Deferred Offering Costs

    Deferred offering costs, incurred in anticipation of the Company filing a registration statement pursuant to Rule 419 under the Securities Act of 1933, as amended, are being charged to expense as incurred.

Organization Costs, Net

    Organization costs are being charged to operations as incurred.

Income Taxes

    The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision shown on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance. State minimum taxes will be expensed as incurred.

Cash and Cash Equivalents

    Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

Fair Value of Financial Instruments

    Cash, accounts payable and other current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant Concentration of Credit Risk

    At December 31, 2000 and June 30, 2001, the Company has a concentration of its credit risk by maintaining deposits in one bank. The maximum loss that could have resulted from this risk totaled $-0- which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the insurance.

Unaudited financial information

    In the opinion of Management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of the Company as of June 30, 2001 and the results of its operations and its cash flows for the six months ended June 30, 2001. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the SEC's rules and regulations of the Securities and Exchange Commission. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

NOTE 3 - STOCKHOLDERS' EQUITY

Common Stock

    For the period from inception, February 18, 2000, to March 29, 2000, the Company sold an aggregate of 2,500,000 shares of common stock to its president investor for an aggregate consideration of $25,000 or $0.01 per share.

Preferred Stock

    Up to 5,000,000 shares of preferred stock may be issued from time to time in one or more series. The Company's board of directors, without further stockholder approval, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any such series. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things adversely affect the voting power of the holders of other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management.

    The number of shares of preferred stock outstanding at December 31, 2000 and June 30, 2001 is -0- and -0- respectively.

NOTE 4 - RULE 419 REQUIREMENTS

    Rule 419 requires that offering proceeds be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by that rule. The Company may receive 10% of the escrowed funds for working capital. The remaining Deposited Funds and the Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement for an acquisition meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to its registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements. The agreement must include, as a condition precedent to its consummation, a requirement that the number of investors who contributed at least 80% of the offering proceeds must elect to reconfirm their investments. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to all the investors on a pro rata basis.

NOTE 5 -  Loss Per Share

    Basic and diluted loss per share is computed by dividing consolidated net loss by the weighted average number of shares of common stock outstanding during the year. Common stock equivalents are not included in the diluted loss per share for period from inception, to June 30, 2001 as they are antidilutive.

NOTE 6 - PROPOSED OFFERING

    The Company intends to prepare and file a registration statement with the Securities and Exchange Commission pursuant to Rule 419 (see Note 4). The offering, on a "best efforts all-or-none basis" will consist of 1,000,000 units at $.05 per unit or an aggregate offering price of $50,000. Each unit will consist of one share of common stock and four redeemable common stock purchase warrants. Each warrant is exercisable into one share of common stock for a period of two years from the effective date of a registration statement relating to the underlying shares of common stock, the "A" Warrant at $.50 and the "B" Warrant at $1.00. The warrants are redeemable at any time, upon thirty day's written notice, in the event the average closing price of the common stock is at least $.50 greater than the exercise price of any given warrant for a period of twenty consecutive trading days ending within ten days prior to the notice of redemption.

No dealer, salesman or any other person
has been authorized to give any
information or to make any representations
other than those contained in this
Prospectus, and, if
given  or  made,  such   information  or    Britannia Capital Corp
representations must not be relied on as
having  been  authorized  by  Britannia.    1,000,000 Units
Capital Corp.  This  Prospectus does not
constitute   an   offer  to  sell  or  a
solicitation  of an offer to buy, by any
person in any  jurisdiction  in which it
is unlawful for such person to make such
offer  or   solicitation.   Neither  the
delivery  of  this  Prospectus  nor  any
offer,   solicitation   or   sale   made
hereunder, shall under any circumstances
create   an    implication    that   the
information herein is correct as of any time subsequent to the date of the Prospectus.

       ---------------------

Until December 26, 2001 (ninety days after the date funds and securities are released from the escrow account pursuant to Rule 419), all dealers effecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotment or subscriptions.